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                                                                    Exhibit 11.1

                        WESLEY JESSEN VISIONCARE, INC.

                   COMPUTATION OF EARNINGS (LOSS) PER SHARE
                   (in thousands, except per share amounts)
                                  (Unaudited)

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
                                                                        Year Ended December 31,
                                                         ------------------------------------------------------
                                                               1999               1998               1997
                                                         ----------------   ----------------   ----------------
Computation of basic net income (loss) per share:

Net income (loss)                                         $       35,011     $       29,597     $        3,298
                                                         ================   ================   ================
Weighted average common shares outstanding                        17,248             17,432             16,898
Basic net income (loss) per share                         $         2.03     $         1.70     $         0.20
                                                         ================   ================   ================

Computation of diluted net income (loss) per share:

Net income (loss)                                         $       35,011     $       29,597     $        3,298
                                                         ================   ================   ================
Weighted average common shares outstanding                        17,248             17,432             16,898
Net additional shares issuable in connection with
   stock options pursuant to the treasury stock method             1,376              1,472              1,553
                                                         ----------------   ----------------   ----------------
Diluted weighted average common shares outstanding                18,624             18,904             18,451
                                                         ================   ================   ================
Diluted net income (loss) per share                       $         1.88     $         1.57     $         0.18
                                                         ================   ================   ================
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